EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Farmhouse, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Farmhouse, Inc. as of March 31, 2022 and for the three months ended March 31, 2022 and 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Farmhouse, Inc.

Farmhouse, Inc.

Date: May 19, 2022By: /s/ Evan Horowitz

EVAN HOROWITZ

Chief Executive Officer, Director

(Principal Executive Officer)

Date: May 19, 2022By: /s/ Lanny R. Lang

LANNY R. LANG

Chief Financial Officer, Chief Accounting Officer

(Principal Financial and Accounting Officer))

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Farmhouse, Inc. and will be retained by Farmhouse, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.